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                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2005 relating to the financial statements and financial highlights, which appears in the July 31, 2005 Annual Report to Shareholders of the Alpha Hedged Strategies Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, WI
July 27, 2006